                                                                    EXHIBIT 99.1




For Immediate Release:          Investor Contact:
November 29, 2005               John Elbin
                                (317) 594-2627

                                Media Contact:
                                Jodi Marsh
                                (317) 594-2640


           MARSH SUPERMARKETS, INC. ANNOUNCES LOSS OF $3.4 MILLION FOR
        SECOND FISCAL QUARTER, ENGAGEMENT OF FINANCIAL ADVISOR, INTENTION
            TO EXPLORE STRATEGIC ALTERNATIVES AND OTHER DEVELOPMENTS


INDIANAPOLIS, November 29, 2005 -- Marsh Supermarkets, Inc. (Nasdaq: MARSA and MARSB), today reported its financial results for the second fiscal quarter ended October 15, 2005. The Company reported a net loss of ($3.4) million compared to net income of $1.3 million for the same period last year. Losses per diluted common share were ($.43) compared to earnings per diluted common share of $0.16 last year.

The Company attributed the losses to lower contribution from comparable stores (stores open during both quarters), startup and operating losses of new stores, and higher general and administrative expenses.

Total revenues for the quarter increased to $549.6 million from $524.9 million for the prior year quarter. Sales in comparable supermarkets and convenience stores increased 3.6% in the second quarter of 2006 from the same period in 2005, but comparable store merchandise sales, which exclude gasoline sales, declined 0.7%. The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently, making analytical comparisons difficult (see attached schedule reconciling comparable store sales and comparable store merchandise sales).

ENGAGEMENT OF FINANCIAL ADVISOR

The Company also announced that it had retained Merrill Lynch & Co. to explore strategic alternatives for the enhancement of shareholder value, including a possible sale of the Company. The Company has authorized Merrill Lynch to contact a limited number of prospective strategic and financial purchasers and provide such information as determined to be necessary and/or appropriate. However, there can be no assurance that the Company will consummate a sale or other strategic alternative. The Company stated that it does not expect to update its progress or

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disclose developments with respect to the exploration of strategic alternatives unless and until the Board of Directors has approved a definitive transaction.

SUSPENSION OF DIVIDENDS

The Company also announced that the Board of Directors had determined to suspend the payment of future cash quarterly dividends on Company common stock until the Company improves its financial performance and its credit ratios on a sustainable basis.

NEW CREDIT AGREEMENT

The Company also announced that on November 9, 2005, the Company and its subsidiaries entered into a new five-year $95 million revolving credit facility with a group of lenders led by Bank of America, N.A. The new credit facility is secured by eligible receivables, inventory, certain real estate and other fixed assets. The Company borrowed approximately $51 million to repay the previous credit facility that was scheduled to expire in February 2006. The agreement for the new credit facility contains covenants and events of default that are customary for a credit facility of this kind.

STATEMENT FROM MANAGEMENT

"We are clearly disappointed with the loss reported for the quarter," stated Don
E. Marsh, Chairman and Chief Executive Officer. "The positive developments of recording our sixth consecutive quarter of increases in sales from comparable stores and the new credit facility were outweighed by a number of negative factors."

"During the past several months, management has been working diligently to reduce costs during a time of increasing competition, and while we believe our initiatives will improve profitability, our responsibility is to consider the best interests of our employees, the communities we serve and, above all, our shareholders. One of the strategic alternatives that we believe should be considered would be the possible sale of the Company to the right party. For this reason, we have authorized Merrill Lynch to investigate the potential of such a transaction as an integral part of our considerations."

ABOUT MARSH SUPERMARKETS, INC.

Marsh is a leading regional chain, operating 70 Marsh(R) supermarkets, 38 LoBill(R) Foods stores, 8 O'Malia(R) Food Markets, 160 Village Pantry(R) convenience stores, 2 Arthur's Fresh Market(R) stores, and 1 Savin*$(sm), in Indiana and western Ohio. The Company also operates Crystal Food Services(sm), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, and restaurant management and Primo Banquet Catering and Conference Centers; Floral Fashions(R), McNamara(R) Florist and Enflora(R) -- Flowers for Business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those

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contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the effect or outcome of the Company's decision to explore strategic alternatives; the entry of new or remodeled competitive stores into the Company's market areas; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the level of margins achievable in the Company's operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company's ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.




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                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                         October 15,      October 9,
                                                             2005            2004
                                                         -----------      -----------
                                 ASSETS
Current assets:
  Cash and equivalents                                   $    51,038      $    37,188
  Accounts receivable, net                                    20,984           19,944
  Inventories                                                133,489          130,059
  Prepaid expenses                                             5,617            5,232
  Recoverable income taxes                                     3,572            4,647
                                                         -----------      -----------
      Total current assets                                   214,700          197,070
Property and equipment, less
   allowances for depreciation                               317,575          303,528
Other assets                                                  47,593           55,526
                                                         -----------      -----------
          Total Assets                                   $   579,868      $   553,124
                                                         ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            80,095           74,981
  Accrued liabilities                                         58,122           53,826
  Current maturities of long-term liabilities                 69,047            5,255
                                                         -----------      -----------
       Total current liabilities                             207,264          134,062

Long-term liabilities:
  Long-term debt                                             131,879          179,597
  Capital lease and financing obligations                     42,117           27,767
  Pension and post-retirement benefits                        50,642           45,176
                                                         -----------      -----------
       Total long-term liabilities                           224,638          252,540

Deferred items:
  Income taxes                                                 7,961           18,558
  Gains from sale/leasebacks                                  15,805           14,975
  Other                                                        4,749            4,403
                                                         -----------      -----------
       Total deferred items                                   28,515           37,936
Shareholders' Equity:
  Common stock, Classes A and B                               26,660           26,615
  Retained earnings                                          126,079          131,683
  Cost of common stock in treasury                           (15,938)         (15,656)
  Deferred cost - restricted stock                               (37)            (170)
  Notes receivable - stock purchases                             (11)             (11)
  Accumulated other comprehensive loss                       (17,302)         (13,875)
                                                         -----------      -----------
       Total shareholders' equity                            119,451          128,586
                                                         -----------      -----------
          Total Liabilities and Shareholders' Equity     $   579,868      $   553,124
                                                         ===========      ===========


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                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                16 Weeks Ended                  28 Weeks Ended
                                        ------------------------------    ----------------------------
                                         Oct. 15,          Oct. 9,         Oct. 15,          Oct. 9,
                                           2005             2004             2005              2004
                                        -----------      -----------      -----------      -----------
Sales and other revenues                $   549,103      $   524,074      $   958,883      $   923,470
Gains from sales of property                    532              818              532            1,274
                                        -----------      -----------      -----------      -----------
Total revenues                              549,635          524,892          959,415          924,744
Cost of merchandise sold, including
   warehousing and transportation,
   excluding depreciation                   390,200          370,200          677,554          651,323
                                        -----------      -----------      -----------      -----------
Gross profit                                159,435          154,692          281,861          273,421
Selling, general and administrative         150,259          139,996          261,324          246,035
Depreciation                                  8,151            7,787           14,123           13,572
                                        -----------      -----------      -----------      -----------
Operating income                              1,025            6,909            6,414           13,814
Interest                                      6,254            5,704           10,701            9,987
Other non-operating income                     (264)            (838)            (383)            (838)
                                        -----------      -----------      -----------      -----------
Income (loss) before income taxes            (4,965)           2,043           (3,904)           4,665
Income taxes (benefit)                       (1,549)             739           (1,162)           1,743
                                        -----------      -----------      -----------      -----------
Net income (loss)                       $    (3,416)     $     1,304      $    (2,742)     $     2,922
                                        ===========      ===========      ===========      ===========


Earnings (loss) per common share:
Basic                                   $      (.43)     $       .17      $      (.35)     $       .37
Diluted                                        (.43)             .16             (.35)             .36

Dividends declared per share                    .13              .13              .26              .26


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                            MARSH SUPERMARKETS, INC.
          RECONCILIATION OF SALES AND OTHER COMPARABLE REVENUES ($000)


                                                       October 15, 2005  October 9, 2004
                                                       ----------------  ---------------
YEAR TO DATE
Total revenues                                             $  959,415     $  924,744
Less:  other revenues, non-comparable sales and
  gains from sales of property (a)                             73,137         61,915
                                                           ----------     ----------
Comparable supermarket and convenience store sales            886,278        862,829
Less:  comparable gasoline sales                              109,520         85,030
                                                           ----------     ----------
Comparable supermarket and convenience store
  merchandise sales (b)                                    $  776,758     $  777,799
                                                           ==========     ==========

2nd Quarter

Total revenues                                             $  549,635     $  524,892
Less:  other revenues, non-comparable sales and
  gains from sales of property (a)                             42,367         35,098
                                                           ----------     ----------
Comparable supermarket and convenience store sales            507,268        489,794
Less:  comparable gasoline sales                               68,455         47,972
                                                           ----------     ----------
Comparable supermarket and convenience store
  merchandise sales (b)                                    $  438,813     $  441,822
                                                           ==========     ==========


(a) Other revenues and non-comparable sales include sales and revenues of both Crystal Foodservice and McNamara, as well as supermarket and convenience store revenues from video rental, lottery tickets, check cashing fees and other sources.

(b) The Company excludes gasoline sales from its analysis of comparable store sales because retail gasoline prices fluctuate widely and frequently, making analytical comparisons difficult. Comparable stores include stores open at least one full year, replacement stores and format conversions.